UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 10, 2023

Statera Biopharma, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32954	20-0077155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2580 East Harmony Road, Suite 316 Fort Collins, CO 80528
(Address of Principal Executive Offices and zip code)

(888) 613-8802
(Registrant's Telephone Number, Including Area Code)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.005	STAB	OTC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on October 26, 2022, Statera Biopharma, Inc. (the “Company”) received a determination from a Nasdaq Hearings Panel (the “Panel”) granting the Company’s request for the continued listing of its common stock on The Nasdaq Capital Market (“Nasdaq”), subject to the Company’s satisfaction of certain interim milestones and, ultimately, the Company’s compliance with all applicable criteria for continued listing on Nasdaq, including the $1.00 bid price and $2.5 million stockholders’ equity requirements as set forth in Nasdaq Listing Rules 5550(a)(1) and 5550(b)(2), respectively, by no later than January 31, 2023. On January 10, 2023, the Company received notice from Nasdaq that the Company’s was being delisted and that suspension of trading in the Company’s common stock will be effective at the open of business on January 12, 2023.  The Company intends to appeal the delisting and request a review of the Panel’s decision by the Nasdaq Listing and Hearing Review Council.

Effective January 12, 2023, the Company’s common stock is quoted on OTC Pink Open Market under the symbol “STAB”. In addition, the Company has submitted an application for trading of its common stock on the OTCQB Venture Market (the “OTCQB”). There can be no assurance that the Company’s application to trade on the OTCQB will be approved on a timely basis or at all or that the Company will be able to satisfy reporting and other applicable requirements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed with this Form 8-K:
Exhibit No.	Description of Exhibits
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Statera Biopharma, Inc.

Date: January 20, 2023	By: /s/ Michael K. Handley
Name: Michael K. Handley
Title: Chief Executive Officer